UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): April 22, 2003



                                 FX ENERGY, INC.
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             (Exact name of registrant as specified in its charter)


             Nevada                         0-25386              87-0504461
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 (State or other jurisdiction of   (Commission File Number)     (IRS Employer
 incorporation or organization)                              Identification No.)


              3006 Highland Drive, Suite 206
                   Salt Lake City, Utah                            84106
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         (Address of principal executive offices)               (Zip code)


       Registrant's telephone number, including area code: (801) 486-5555


                                       N/A
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          (Former name or former address, if changed since last report)

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                              ITEM 5. OTHER EVENTS
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         The lease for FX Energy, Inc.'s Fences III block was formally approved by Poland's Minister of Environment. The lease was expanded from the original 530,000 acres previously announced by the Company by an additional 230,000 acres on the southern border of the original block. With the new acreage, FX Energy now holds 100% of the rights to explore approximately 760,000 acres in the expanded Fences III project area, covering all of blocks 286, 287 and 307, except for the six already discovered gas fields that are carved-out or "fenced-off."

         Management believes the Company is making steady progress toward a drill date for the first of two wells in the Fences I project area and is receiving strong interest to its proposed farmout of Fences II. Management hopes to conclude an agreement and begin the first wells on the Fences III acreage in the second half of this year and believes the timing is right for the Company to add more Permian acreage to its holdings.

         FX Energy also reported that the operating committee has approved the Zaniemysl prospect in Fences I for drilling under the Fences I farmout agreement. The Zaniemysl prospect is a Rotliegendes structure identified on 3-D seismic. The Polish Oil and Gas Company will operate and FX Energy's interest in the well will be carried under the terms of the farmout with CalEnergy Gas. A spud date for the well will be announced as soon as it is available from the operator.

         FX Energy holds interests in five project areas in Poland:

         The Fences I project area covers approximately 265,000 acres in western Poland's Permian Basin. FX Energy holds a 49% interest subject to the right of CalEnergy Gas to earn half of that 49%. The Polish Oil and Gas Company holds 51%.

         The Fences II project area covers approximately 670,000 acres in western Poland's Permian Basin. FX Energy has a 49% interest in Fences II and the Polish Oil and Gas Company holds 51%.

         The Fences III project area covers approximately 760,000 acres in western Poland's Permian Basin. FX Energy holds a 100% interest.

         The Pomerania project area covers approximately 2.2 million acres in western Poland's Permian Basin. FX Energy holds a 100% interest in the Pomerania project area except for one block of approximately 227,000 acres, where its interest is 85% and the Polish Oil and Gas Company holds 15%.

         The Wilga project area covers approximately 250,000 acres in central Poland; FX Energy holds a 45% interest.

         This report contains forward-looking statements. Forward-looking statements are not guarantees of future drilling or other exploration or development results, the actual presence or recoverability of estimated reserves, the ability to establish reserves equal to the potential of exploration targets, production amounts or revenues, construction costs or schedules or similar matters. Forward-looking statements are subject to risks and uncertainties outside FX Energy's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see FX Energy's 2002 annual report on Form 10-K and other SEC reports.

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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       FX ENERGY, INC.
                                       Registrant


Dated:  April 22, 2003                 By /s/ Scott J. Duncan
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                                          Scott J. Duncan, Vice-President

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